UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 22, 2006



                              SILGAN HOLDINGS INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-22117                 06-1269834
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                 Section 1--Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On February 22, 2006, Silgan Holdings Inc., a Delaware corporation (the "Registrant"), entered into a Purchase Agreement (the "Purchase Agreement") with Amcor Limited, a company organized under the laws of New South Wales ("Amcor"), pursuant to which, upon the terms and subject to the conditions set forth therein, the Registrant, through directly or indirectly owned subsidiaries to be formed (the "Purchasers"), shall acquire (i) from Amcor and certain of its subsidiaries (the "Asset Sellers") substantially all of the assets of and assume certain liabilities of the Asset Sellers for the "White Cap" closures business, and (ii) from Amcor and certain of its subsidiaries (together with the Asset Sellers, the "Selling Parties") the shares of various subsidiaries of Amcor engaged in the "White Cap" closures business (collectively, the "Acquisition"). Such business consists of developing, manufacturing, marketing, distributing, selling and servicing metal, plastic and composite vacuum and non-vacuum closures for jars and containers and related capping equipment for the food and beverage industries from plants and/or sales offices in Germany, Italy, Poland, Turkey, the Philippines, China, Brazil, Austria, Belgium, France, Hungary, the Netherlands, Spain, Sweden, Ukraine, the United Kingdom and Venezuela under the "White Cap" brand and the licensing of others to do the same in Israel, Japan, South Africa, India, Korea, Australia, New Zealand and the United States (the "Business"). The Business had sales (unaudited) of approximately EUR 240 million for its fiscal year ended June 30, 2005, is headquartered in Hanover, Germany and operates a total of 10 manufacturing facilities.

In addition to the assumption of certain liabilities, the purchase price for the Business is EUR 230 million in cash, subject to adjustments for working capital, included cash at a discounted price, assumed debt and debt owing to the Business and certain other adjustments.

The Registrant intends to finance the Acquisition through borrowings under the Registrant's senior secured credit facility or the issuance of new senior subordinated notes of the Registrant and/or a subsidiary of the Registrant, or a combination thereof. The Registrant has received a commitment from Deutsche Bank AG New York Branch, the Administrative Agent under the Registrant's senior secured credit facility, for a new incremental term loan of up to EUR 175 million under such facility, and the Registrant may utilize revolving loans under such facility to fund the balance of the purchase price plus fees and expenses.

Consummation of the Acquisition is subject to various specific closing conditions and other customary closing conditions, including, among others, (a) certain regulatory approvals, including antitrust clearances, (b) absence of any law or order prohibiting the closing, (c) the absence of any change, development or event that would reasonably be expected to have a material adverse effect on the Business and (d) certain third party agreements and consents. Unless mutually agreed by Silgan and Amcor, the closing of the Acquisition may not occur earlier than ninety (90) days after the date of the Purchase Agreement. Either party can terminate the Purchase Agreement if the closing has not occurred by July 31, 2006.

In addition, if certain specified approvals or conditions have not been obtained or satisfied with respect to certain assets and subsidiaries of the applicable Selling Parties in South America and Asia (representing in total approximately 13% of the sales (unaudited) of the Business for its fiscal year ended June 30,
2005), the closing for the purchase of such assets and subsidiaries of the applicable Selling Parties may be delayed beyond the closing date for the remainder of the Business, including all



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


European operations (representing in total approximately 87% of the sales (unaudited) of the Business for its fiscal year ended June 30, 2005). In the event of any such delay, a subsidiary of the Registrant may enter into a management agreement with the applicable Selling Party with respect to the management of the Business of such Selling Party until such delayed closing occurs, and a specified amount of the purchase price would be held back until such closing occurs.

The  Purchase   Agreement  also  contains  various   specific   representations,
warranties, covenants and indemnities and other customary provisions.

As a material inducement to the Registrant to enter into the Purchase Agreement, and as provided therein, Amcor has agreed to enter into a Non-Competition Agreement with the Registrant upon the closing date for the Acquisition. Among other things, the Non-Competition Agreement will generally restrict Amcor and its affiliates, for a period of five years following the closing date, from competing with the Business worldwide (subject to certain limited exceptions).

                            Section 7--Regulation FD

Item 7.01.  Regulation FD Disclosure.

On February 22, 2006, the Registrant issued a press release announcing that it had entered into the Purchase Agreement. A copy of this press release is furnished herewith and attached hereto as Exhibit 99.1.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                   Description
-----------                                   -----------

99.1 Press Release, dated February 22, 2006, announcing that Silgan Holdings Inc. has entered into a definitive purchase agreement with Amcor Limited for the purchase of the White Cap closures business in Europe, Asia Pacific and South America.




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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SILGAN HOLDINGS INC.


                                  By:   /s/ Frank W. Hogan, III
                                        --------------------------------------
                                        Frank W. Hogan, III
                                        Senior Vice President, General Counsel
                                          and Secretary

Date: February 28, 2006




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                                INDEX TO EXHIBITS


Exhibit No.                                Description
-----------                                -----------

99.1 Press Release, dated February 22, 2006, announcing that Silgan Holdings Inc. has entered into a definitive purchase agreement with Amcor Limited for the purchase of the White Cap closures business in Europe, Asia Pacific and South America.












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